Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of CSF Capital, LLC.

We consent to the inclusion in the Form S-1 Registration Statement of CSF Capital, LLC. of our report dated June 17, 2024, of the Balance sheet, and the related statements of operations, and cashflows for the year ended December 31, 2022.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

June 28, 2024